1

AWARD AGREEMENT

THIS AGREEMENT IS BETWEEN

1.
NewAmsterdam Pharma Company N.V., a public company with limited liability, having its corporate seat in Naarden (address: Gooimeer 2-35 1411 DC Naarden, trade register number: 86649051) (the “Company”); and

2.
[name] (the “Participant”).

NOW HEREBY AGREE AS FOLLOWS

1.1.1
Capitalised terms used herein have the meanings ascribed thereto in the Company’s [long-term incentive plan][inducement plan][supplementary long term incentive plan] (the “Plan”).

1.1.2
In the event of a conflict among the provisions of the Plan, this agreement and/or any descriptive materials concerning the Award governed by this agreement provided to the Participant, the provisions of the Plan will prevail.

1.1
The Participant has been granted an Award on the terms and subject to the conditions set out in the Plan and below:

Form of Award	:	[number] RSUs
Grant Date	:	[Date] (the “Grant Date”)
Vesting Start Date	:	[Date]
Type of Award	:	RSU
Automatic settlement	:	Yes
Performance-based	:	No
Vesting schedule	:	[Vesting Schedule]
Good Leaver	:	As per the terms of the Plan.
Acceleration	:	The vesting of this Award may be subject to acceleration in accordance with the terms of any binding agreement or letter by and among the Company or one of its affiliates and the Participant.
Settlement and tax withholding	:

Upon vesting, the Company shall be obliged to provide or pay to the Participant (or the beneficiary of such Earnout Awards, as applicable) one Plan Share for each Award vesting or an amount equal to the FMV of the Plan Shares

M 51468466 / 3

2

underlying such Awards. The Company may satisfy such payment obligation in cash, in assets, in the form of Shares, or a combination thereof. Settlement in Plan Shares or payment shall be made within thirty (30) days following vesting. Issuance of shares or payment of other amounts will be subject to applicable taxes and withholding as set forth in the LTIP. Unless otherwise determined by the Company, tax withholding obligations (if applicable) shall be satisfied by means of an immediate sale by or on behalf of the Participant of a sufficient number of Plan Shares underlying the Award being settled, with sale proceeds equal to the tax withholding being remitted to the Company and any remaining net sale proceeds (less applicable costs, if any) being paid to the Participant. By entering into this agreement, Participant hereby consents to and agrees to facilitate such sale of Plan Shares. Notwithstanding anything to the contrary in the Plan or the Award Agreement, if the Participant is subject to Section 16 of the Exchange Act (pursuant to Rule 16a-2 promulgated thereunder) (a “Section 16 Grantee”), at the time that all or any portion of the Award becomes subject to tax of any kind (including, but not limited to, federal, state, local, or non-U.S. income or employment tax), then the Committee may elect, in each instance of vesting, to satisfy the Section 16 Grantee’s withholding obligation through Share withholding.

Dividends	:	No dividends or distributions will be paid with respect to the Awards. If Awards are settled in Plan Shares, only dividends and distributions issued after such settlement will be paid.

1.1.3
The Participant grants an irrevocable power of attorney to the Company, with full right of substitution, to perform on the Participant’s behalf all acts necessary for or conducive to the administration and operation of the Plan, including the following matters (in each case consistent with and subject to the terms of this Plan):

1.1.4
delivery of Plan Shares underlying Awards upon the settlement of such Awards in accordance with their terms; and

1.1.5
effecting a cancellation, termination and/or transfer to the Company of Awards in case the Participant would become a Bad Leaver or, with respect to unvested Awards, a Good Leaver.

3

1.1.6
The power of attorney granted above also extends to the performance of acts of disposition (beschikkingshandelingen). The Company may act as counterparty of the Participant when acting under such power of attorney.

1.2
This agreement shall be governed by and shall be construed in accordance with the laws of the Netherlands. Any dispute arising in connection with this agreement shall be resolved in accordance with the dispute resolution provisions of the Plan.

1.3
With respect to any U.S. Participant, this RSU is subject to the terms of the Plan as supplemented by the Annex A to the Plan.

_____________________________

NewAmsterdam Pharma Company N.V.

Name :

Title :

_____________________________

[Participant]